SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi		39443

(Address of principal executive offices)		(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On October 21, 2009, the Compensation Committee of the Registrant’s Board of Directors took the following actions:
(1) The Committee approved a 4% salary increase for each of Joe F. Sanderson, Jr., Chairman and Chief Executive Officer; Lampkin Butts, President and Chief Operating Officer; D. Michael Cockrell, Treasurer and Chief Financial Officer; and James A. Grimes, Secretary and Chief Accounting Officer, in each case for the 2010 fiscal year, effective November 1, 2009. The fiscal 2010 salary for each of the executive officers expressed in dollars is as follows:

2010 Salary
Mr. Sanderson	$1,213,152
Mr. Butts	$603,180
Mr. Cockrell	$516,852
Mr. Grimes	$244,476
(2) The Committee made awards to the executive officers under the Registrant’s long term equity incentive program for the 2010 fiscal year, effective November 1, 2009, as follows:

Name	Performance Shares	Shares of Restricted Stock
Mr. Sanderson	18,500	18,500
Mr. Butts	8,500	8,500
Mr. Cockrell	8,500	8,500
Mr. Grimes	1,050	1,050
The following descriptions of the restricted stock and performance share agreements relating to these awards are necessarily not complete, and in each instance reference is made to the agreements themselves, which will be filed as exhibits to the Registrant’s next 10-K report.
Restricted Stock Agreements
The form of restricted stock agreement that the Registrant entered into provides for the grant of a specified number of shares of restricted stock to the participant as a reward for past service or as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:
•	The restricted stock may not be sold or transferred during the restricted period except by will or inheritance.

•	The restricted period lasts for four years, except that it ends and the shares fully and immediately vest if a change of control in the Registrant occurs at any time. If the participant dies, retires or becomes disabled before the end of the restricted period, a pro rata percentage of the shares will immediately vest based on the number of years of the restricted period that have passed before death, retirement or disability occurred (for example, if the participant dies, retires or becomes disabled after one year of the restricted period has passed, he or his estate would receive 25% of the shares and would forfeit the remainder; if he dies, retires or becomes disabled after two years of the restricted period has passed, he or his estate would receive 50% of the shares and would forfeit the remainder; and so on).

•	Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already vested, he or she must repay the Registrant the fair market value of his or her shares that is specified in his or her restricted stock agreement.

•	During the restricted period, the participant is entitled to vote the shares and receive dividends.
Performance Share Agreements
The form of performance share agreement that the Registrant entered into provides for the grant of the right to receive shares of the Registrant’s common stock at the end of a restricted period, subject to the Registrant’s achievement of certain performance measures over the two-year performance period commencing November 1, 2009. The restricted period means the three fiscal years commencing on November 1, 2009. The performance criteria are based on a historical average of the Registrant’s performance over 18 two-year periods, dating back to the two-year period ending in 1991. A performance share award is granted as a reward for past service or as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:
•	A participant can receive a target amount of shares based on the Registrant’s average return on equity and a target based on the Registrant’s average return on sales over the two-year period commencing November 1, 2009. It also establishes several possible percentages of those target awards that he or she could receive, depending on the Registrant’s actual performance measured at the end of the performance period. The performance criteria for the fiscal 2010 performance share awards are:

		Threshold	Target	Maximum
Measure	Weight	(50% Payout)	(100% Payout)	(200% Payout)
ROE	50%	9.7%	11.0%	20.6%
ROS	50%	3.0%	3.5%	4.7%
•	The Registrant’s Board of Directors, in its sole discretion, may pay earned performance shares in the form of cash, in shares of common stock, or in a combination of cash or shares which has an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period.

•	If the participant’s employment terminates because of death, disability or eligibility for retirement, or there has been a change in control of the Registrant before the end of the performance period, the participant will be entitled to receive, at the end of the performance period, a pro rata portion of the number of performance shares to which he or she otherwise would have been entitled, based on the number of months he or she was employed with the Registrant during the performance period.

•	Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the performance period, or if the Board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already been issued, he or she must repay the Registrant their fair market value as of their issue dates.

•	During the performance period, the participant does not have any of the rights of a stockholder of the Registrant with respect to his or her performance shares, including the right to vote the performance shares and the right to receive any dividends or other distributions.

•	A participant may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of his or her right to receive performance shares, other than by will or by the applicable laws of descent and distribution.
Section 8 — Other Events
Item 8.01 Other Events.
On October 22, 2009, the Registrant’s Board of Directors approved an increase in the number of shares that may be repurchased under its share repurchase program from 225,000 shares to a new total of 1 million shares. The program was initially authorized in April 2008. The Registrant has repurchased approximately 13,000 shares under the program to date, leaving the Registrant the capacity to repurchase approximately 987,000 shares following the increase. A copy of the press release announcing the repurchase program is filed herewith as Exhibit 99.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description
99	Press release dated October 22, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: October 27, 2009	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated October 22, 2009.